EXHIBIT 10.39

         Stock Purchase Agreement, by and between HARC and Guilinyang Farm, dated December 29, 1997 (Certified English translation of original Chinese version)



The undersigned officer of China Resources Development, Inc., hereby represents that the following is a fair and accurate English translation of the original Chinese version of the Stock Purchase Agreement, by and between HARC and Guilinyang Farm, dated December 29, 1997.



                        /s/ Wong Wah On
                            -------------------------------------
                            Wong Wah On, Financial Controller



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                            STOCK PURCHASE AGREEMENT


                                 by and between


                          HAINAN GUILINYANG STATE FARM

                                       AND

                HAINAN ZHONGWEI AGRICULTURAL RESOURCES CO., LTD.


with respect to 28,000,000 Legal Person Shares, representing 5.3% of the total issued and outstanding share capital of


                     HAINAN SUNDIRO MOTORCYCLE COMPANY LTD.





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This Stock Purchase Agreement is made and entered into by and between :-

(1) Hainan Guilinyang State Farm (the "Seller") with its registered office situated at Lingshan, Qiongshan City, Hainan Province 571100. Mr. Lin Shiluan as its legal representative; and

(2) Hainan Zhongwei Agricultural Resources Co., Ltd. (the "Purchaser") with its registered office situated at 6th Floor, Hongyun International Hotel, No. 13 Haixiu Street, Haikou City, Hainan Province 570206. Mr. Wang Faren as its legal representative.

WHEREAS the Seller owns 142,464,000 Legal Person Shares of Haina Sundiro Motorcycle Company Ltd. ("Sundiro") and desires to sell and the Purchaser desires to purchase part of such stock.

WHEREBY it is now agreed as follows:-

                                    ARTICLE I
                                 SALE OF SHARES

1.1 The Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller Legal Person Shares owned by the Seller and all of the rights and interests of the Seller therein and thereto at the Effective Date of this Agreement on terms and subject to the conditions set forth in this Agreement.

1.2 The Seller owns 142,464,000 Legal Person Shares of the Company. The number of shares to be sold to the Purchaser (the "Shares") is Twenty Eight Million (28,000,000) Legal Person Shares, par value RMB1 per share, which constitutes approximately 5.3% of the total issued and outstanding share capital of the Company.

                                   ARTICLE II
                             PURCHASE CONSIDERATION

2.1 The total purchase consideration for the Shares under this Agreement is Renminbi Yuan One Hundred and Forty Million (RMB140,000,000) (the "Purchase Consideration").

2.2 The Purchase Consideration shall become payable to an account designated by the Seller within 30 days after the completion of the registration of transfer of shares in the Shenzhen Stock Exchange Registration Company Ltd. (the "Registration Company").

2.3 The Seller shall give a notice to the Purchaser within 15 days after the completion of registration of transfer of shares as set forth in Article 2.2, designating its account for the payment of the Purchase Consideration by the Purchaser.

2.4 Notwithstanding any other provisions of this Agreement, at any time before the Purchaser makes payment of the Purchase Consideration, the Purchaser shall be entitled to set off part or total Purchase Consideration with any amount due or not, owed by the Seller to the Purchaser. Upon the issuing of notice of such set-off by the Purchaser to the Seller, the set-off shall take effect whereby the Purchaser shall be released from payment of the Purchase Consideration and the Seller shall be released from its debt to the Purchaser within the amount being set off.


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                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller is hereby represents and warrants to the Purchaser as follows:

3.1 The Seller is a legal person duly organized and validly existing under the laws of the People's Republic of China. The Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

3.2 The Company is listed on the Shenzhen Stock Exchange and as of the date of this Agreement, its listing status has not been terminated, withdrawn, suspended or restricted.

3.3 The Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable. The Seller owns the Shares free and clear of all liens, security interests, pledges or encumbrances of any kind.

3.4 The execution and delivery by the Seller of this Agreement do not and the performance by the Seller of its obligations under this Agreement will not:

         (a) conflict with or result in a violation or breach of any of the certificate or articles of assoication or other comparable corporate charter documents of the Seller or the Company;

         (b) conflict with or result in a violation, default or breach, as applicable, of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or contract or agreement applicable to the Seller or the Company or any of their respective assets and properties.

3.5 The total number of shares of the Company owned by the Seller shall not be below 142,464,000 shares and be in conformity with the representations and warranties made in Article 3.3 herein from the Effective Date of this Agreement to the completion of registration of transfer of Shares with the Registration Company.

3.6 The Seller shall disclose all information to its knowledge about the Company which may cause the price of the Shares to move down at the Effective Date of this Agreement other than information already made available and accessible to the public.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Purchaser as follows:

4.1 The Purchaser is a legal person duly organized and validly existing under the laws of the People's Republic of China . The Purchaser has full corporate power and authority to execute and deliver this Contract and to perform its obligations hereunder.

4.2 The execution and delivery by the Purchaser of this Agreement do not and the performance by the Purchaser of its obligations under this Agreement will not:

         (a) conflict with or result in a violation or breach of any of the certificate or articles of incorporation or other comparable corporate charter documents of the Purchaser or the Company;

         (b) conflict with or result in a violation, default or breach, as applicable, of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or contract or agreement applicable to the er or the Company or any of their respective assets and properties.

                                    ARTICLE V
                         EFFECTIVENESS OF THE AGREEMENT

5.1 This Agreement shall become binding and effective upon execution by both the Seller and the Purchaser ("Effective Date").

5.2 Before the Effective Date of this Agreement, any rights and interests related to the Shares shall be enjoyed by and, any obligations and liabilities related to the Shares be undertaken by, the Seller.

5.3 The Seller agrees to assist the Purchaser to procure the formal ownership of the Shares so as to enjoy all rights and interests and to undertake all obligations and liabilities as a shareholder of the Company through the completion of the registration of transfer in the Registration Company.

5.4 After the Effective Date of this Agreement, any rights and interests related to the Shares shall be enjoyed by and any obligations and liabilities shall be undertaken by the Purchaser except obligations or liabilities arising out of any negligence or fault of the Seller before the completion of registration which shall be undertaken by the Seller.

5.5 From the Effective Date of this Agreement to the completion of registration of transfer:

         (1) unless under the written instruction of the Purchaser otherwise, the Seller shall take all necessary actions to exercise the rights entitled under the Shares including rights to receive bonus stock, dividend and stock issue through capitalization of reserves, rights to participate in all right issues and their subsequent transfer and listing of Shares and all other rights and shall not waive any of the rights and interests entitled by the Shares, for and on the benefit of the Purchaser.

         The Seller shall give at least three (3) days advance notice to the Purchaser before it takes any of the aforesaid action.

         Any expenses and costs incurred in relation to the aforesaid action shall be borne by the Purchaser and paid by the Seller in advance.

         (2) Any of the liabilities incurred other than the liabilities undertaken by the Purchaser in accordance with 5.4 (1) herein shall be undertaken by the Seller.

                                   ARTICLE VI
                  REPORT, PUBLIC ANNOUNCEMENT AND REGISTRATION

6.1 The sale of Shares under this Agreement shall be reported in writing to the Company, Shenzhen Stock Exchange, Securities Administration Office of Hainan Province and China Securities Supervision Commission.

6.2 Both parties hereto shall make public announcement separately in one of the newspapers published nationwide and designated by the China Securities Supervision Commission according to the Standard promulgated by the China Securities Supervision Commission. Each party shall pay its own expenses related to such announcement.

6.3 Both parties hereto shall make registration of transfer in the Registration Company jointly within Fifteen (15) days from the Effective Date of this Agreement. The parties shall tender the following documents to the Registration
Company: (1) identification certificate of person in charge of application for registration (2) power of attorney of each party (3) this Stock Purchase Agreement (4) other necessary documents for the registration. Each party shall pay its own expenses related to such action.

                                   ARTICLE VII
                                  MISCELLANEOUS

7.1 This Agreement supersedes all prior discussion and agreements between the parties hereto with respect to the subject matter hereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

7.2 The applicable law of this Agreement is the laws of the People's Republic of China.

7.3 The heading used in this Agreement have been inserted for convenience of reference only and do not define or limit the provision hereof.

7.4 This Agreement may be executed in any number of identical counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

Dated this 29th day of December, 1997


The Seller:
Hainan Guilinyang State Farm



By:  /s/Lin Shiluan
      ---------------------------------------
      Lin Shiluan


The Purchaser:
Hainan Zhongwei Agricultural Resources Co., Ltd.



By:  /s/Han Jianzhun
      ----------------------------------------
      Han Jianzhun



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